Exhibit 10.25
CEVA, INC.
Nonstatutory Stock Option Agreement
Granted Under 2002B Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by CEVA, Inc., a Delaware corporation (the “Company”), on 19th July, 2005 (the “Grant Date”) to Yaniv Arieli, an employee, of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2002 Stock Incentive Plan (the “Plan”), a total of 120,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $5.55 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern Time, on 19th July 2012 (the “Final Exercise Date”). This agreement was amended and restated as of August 3, 2007.

Type of Option:	☑ Approved 102 Option:

Capital Gain Option (CGO) ☑; or

Ordinary Income Option (OIO)

Unapproved 102 Option

3 (i) Option
With respect to approved 102 options, the Participant hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of option granted hereunder and the tax implications applicable to such grant. The Participant accepts the provisions of the trust agreement signed between the Company and the trustee, attached as Exhibit A hereto, and agrees to be bound by its terms.
     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 2.08333% of the original number of Shares at the end of each successive one-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer, or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
     (f) Change in Control. Notwithstanding any provisions hereof to the contrary, in the event of a Change in Control (as defined below), this option shall become fully vested and all Shares underlying this option shall become exercisable in full immediately prior to the effective time of the Change in Control and will terminate immediately upon the consummation of such Change in Control, unless it is Assumed (as defined in the Plan) by the acquiring or succeeding corporation (or an affiliate thereof). A “Change in Control” shall mean the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, a transaction involving the sale of the voting stock of the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions, unless, immediately following any such transaction(s), all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock immediately prior to such transaction(s) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such transaction(s) in substantially the same proportions as their ownership of the Common Stock immediately prior to such transaction(s).
4. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of any withholding taxes required by law to be withheld in respect of this option.
5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CEVA, INC.

Dated: August 3, 2007	By:	/s/ Gideon Wertheizer

		Name:	Gideon Wertheizer
		Title:	Chief Executive Officer

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof, as amended. The undersigned hereby acknowledges receipt of a copy of the Company’s 2002 Stock Incentive Plan.

PARTICIPANT:

By:	/s/ Yaniv Arieli

Yaniv Arieli

Address: